AMENDMENT NO. 3
                               TO THE
                 ARROW ELECTRONICS STOCK OWNERSHIP PLAN
                    (as amended December 28, 1994)


          The Arrow Electronics Stock Ownership Plan as restated December 28, 1994 and as subsequently amended, is hereby further amended effective January 1, 1997 by the addition of the attached Supplement No. 6.



                                           ARROW ELECTRONICS, INC.

                                           By: /s/ Robert E. Klatell
                                               ------------------------
                                               Executive Vice President
ATTEST:

By: /s/ Wayne Brody
    ---------------



                                   SUPPLEMENT NO. 6
                                       TO THE
                         ARROW ELECTRONICS STOCK OWNERSHIP PLAN

                           Special Provisions Applicable
                     to Employees of Capstone Electronics Corp.

          Effective as of January 1, 1997 Capstone Electronics Corp. adopted this Plan with the approval of the Company. This Supplement No. 6 provides for such adoption and sets forth special provisions of the Plan that apply to certain individuals who were employed by Capstone prior to January 1, 1997.

          S6.1  Special Definitions.  For purposes of this Supplement 6:

          S6.1.1 "Capstone" means Capstone Electronics Corp., a Delaware corporation.

          S6.1.2 "Capstone Account" means the account maintained under the Capstone Plan for each Capstone Member immediately prior to December 31, 1996.

          S6.1.3 "Capstone Member" means a member of the Capstone Plan who had an undistributed Capstone Account immediately prior to December 31, 1996 or who was eligible under section 4.2 of the Capstone Plan to share in the Capstone Plan contribution (if any) made with respect to the 1996 Year.

          S6.1.4 "Capstone Plan" means the Capstone Electronics Profit- Sharing Plan, as in effect prior to December 31, 1996.

          S6.2 Membership in Plan Effective January 1, 1997. Capstone shall be an Employer under the Plan effective on and after January 1, 1997, which shall be the first Entry Date under the Plan applicable to Employees of Capstone. Employees then employed by Capstone shall become Members on such Entry Date if they were members of the Capstone Plan on December 31, 1996, or if they otherwise satisfy the requirements of Article II to become a Member of the Plan on January 1, 1997.

          S6.3 Credit Under the Plan for Years of Service with Capstone. A Capstone Member's Years of Service under the Plan shall be the service credited to such Member for vesting purposes under the Capstone Plan as of December 31, 1996 plus any additional service credited under the rules of this Plan for periods before or after January 1, 1997 but without duplication.